SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C.  20549








                                     FORM 8-K



                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 October 2, 1996
                 Date of Report (Date of Earliest Event Reported)




                              BABY SUPERSTORE, INC.
              (Exact name of registrant as specified in its charter)



                South Carolina           0-24614            57-0527831
         (State or other jurisdiction  (Commission        (IRS Employer
               of incorporation)       File Number)     Identification No.)




                    1201 Woods Chapel Road
                     Duncan, South Carolina            29334
         (Address of principal executive offices)    (Zip Code)

         Registrant's Telephone Number, including area code:  (864) 968-9292





         Item 5.   Other Events.

                   On October 2, 1996, Baby Superstore, Inc., a South Carolina corporation (the "Company") and Toys "R" Us, Inc., a Delaware corporation ("Toys"), announced their execution of an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company will merge with and into Toys (the "Merg-er"). As a result of the Merger, Jack P. Tate, Chairman and Chief Executive Officer of the Company, will receive .5150 of a share of the common stock, $0.10 par value per share, of Toys ("Toys Stock") for each share of the Company's common stock, no par value ("Company Common Stock"), and other shareholders of the Company will receive .8121 of a share of Toys Stock for each share of Company Common Stock. The Merger is conditioned upon, among other things, approval by shareholders of the Com-pany, the effectiveness of Toys' registration statement on Form S-4 to be filed with the Securities and Exchange Commission, the acceptance of the Toys Stock to be issued in the Merger for listing on the New York Stock Exchange, subject to official notice of issuance, and the expiration of any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Merger is also conditioned upon the receipt of an opinion of counsel that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue
         Code of 1986, as amended, and that no gain or loss will be rec-ognized by Toys, the Company, or, subject to the discussion below, the shareholders of the Company, as a result of the Merger.
         While not free from doubt, a shareholder of the Company may be required to recognize income equal to the excess of the value of .8121 of a share of Toys Stock over the blended per share value of the total consideration paid in the Merger times the number of shares of Company Common Stock held by such shareholder.

                   Concurrently with the Merger Agreement, Jack P. Tate and Linda M. Robertson, President of the Company, entered into a Shareholders Agreement with Toys (the "Shareholders Agree-ment") whereby, among other things, Jack P. Tate has agreed to vote, and has granted Toys "R" Us an irrevocable proxy to vote, his approximately 46.8% of Company Common Stock in favor of the Merger.

                   The above descriptions of the Merger Agreement and the Shareholders Agreement are qualified in their entirety by reference to the Merger Agreement and the Shareholders
         Agreement, which are filed herewith as Exhibits 1 and 2, respectively, and incorporated herein by reference.

                   A copy of the joint press release, dated October 2, 1996, issued by the Company and Toys relating to the Merger is attached as Exhibit 3 hereto and is incorporated herein by ref-erence.







         Item 7.   Financial Statements and Exhibits.

                   1. Agreement and Plan of Merger among Toys "R" Us, Inc., Baby Superstore, Inc. and Jack P. Tate dated as of October 1, 1996.

                   2. Shareholders Agreement, dated October 1, 1996 by and among Toys "R" Us, Inc., Jack P. Tate and Linda M. Robertson.

                   3. Joint Press Release, dated October 2, 1996, re-lating to the transactions with Toys "R" Us, Inc.














































                                    SIGNATURES


                   Pursuant to the requirements of the Securities Ex-change Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly au-thorized.


                                       BABY SUPERSTORE, INC.



                                       By:  /s/ Jodi L. Taylor
                                       Name:  Jodi L. Taylor
                                       Title: Chief Financial Officer



         Date:  October 11, 1996







































                                      EXHIBIT INDEX

         Exhibit
           No.          Description



          1.       Agreement and Plan of Merger among Toys "R"
                   Us, Inc., Baby Superstore, Inc. and Jack P.
                   Tate dated as of October 1, 1996.

          2. Shareholders Agreement, dated October 1, 1996 by and among Toys "R" Us, Inc., Jack P. Tate and Linda M. Robertson.

          3. Joint Press Release, dated October 2, 1996, relating to the transactions with Toys "R"
                   Us, Inc.